Exhibit 3.1.94

CERTIFICATE OF LIMITED PARTNERSHIP

OF

OUTBACK CATERING OF PITTSBURGH, LTD.

1.		OUTBACK CATERING OF PITTSBURGH, LTD.
(Name of Limited Partnership; must contain a suffix such as “Limited,” “Ltd.,” or “Limited Partnership”)

2.		2202 North Westshore Boulevard, 5th Floor, Tampa, Florida 33607
(Business address of Limited Partnership)

3.		Joseph J. Kadow
(Name of Registered Agent for Service of Process)

4.		2202 North Westshore Boulevard, 5th Floor, Tampa, Florida 33607
(Florida street address for Registered Agent)

5.		/s/ Joseph J. Kadow
(Registered Agent must sign here to accept designation as Registered Agent for Service of Process)

6.		2202 North Westshore Boulevard, 5th Floor, Tampa, Florida 33607
(Mailing Address of the Limited Partnership)

7.		The latest date upon which the Limited Partnership is to be dissolved is: 12/31/2038

8.	Name(s) of general partner(s):	Street address:

	OUTBACK CATERING, INC.	2202 North Westshore Boulevard, 5th Floor
Tampa, Florida 33607

Under penalties of perjury I (we) declare that I (we) have read the foregoing and know the contents thereof and that the facts stated herein are true and correct.

Signed this 24th day of May, 2000.

OUTBACK CATERING, INC., a Florida corporation, as the sole General Partner

By:	/s/ Joseph J. Kadow
Joseph J. Kadow, Vice President and General Counsel

AFFIDAVIT OF CAPITAL CONTRIBUTIONS

FOR FLORIDA LIMITED PARTNERSHIP

The undersigned, constituting the sole general partner of OUTBACK CATERING OF PITTSBURGH, LTD., a Florida Limited Partnership, certify that:

1.	The amount of capital contributions to date of the limited partners is $25,000.

2.	The total amount contributed and anticipated to be contributed by the limited partners at this time totals $25,000.

FURTHER AFFIANT SAYETH NOT.

Under penalties of perjury I (we) declare that I (we) have read the foregoing and know the contents thereof and that the facts stated herein are true and correct.

Signed this 24th day of May, 2000.

OUTBACK CATERING, INC., a Florida corporation, as General Partner

By:	/s/ Joseph J. Kadow
Joseph J. Kadow, Vice President and General Counsel